CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated January 29, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-44227) of Dreyfus Florida Intermediate Municipal Bond Fund.



                                          ERNST & YOUNG LLP

New York, New York
April 20, 1998